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                                                                      EXHIBIT 21


                                WEYCO GROUP, INC.
                                -----------------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                                      Incorporated
       Name of Company                    In                Subsidiary Of
---------------------------           ------------          -----------------
House of Advertising, Inc.              Wisconsin           Weyco Group, Inc.

Weyco Investments, Inc.                  Nevada             Weyco Group, Inc.